Exhibit 99.1

Investor Contact:	Media Contact:

Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES LAUNCH OF PRIVATE OFFERING OF SENIOR NOTES

AND CONDITIONAL REDEMPTION OF EXISTING SENIOR SECURED NOTES

LAVAL, Quebec, May 11, 2020 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has launched an offering of $1,250,000,000 aggregate principal amount of new senior notes due 2029 (the “Notes”). Bausch Health intends to use the proceeds from the offering of the Notes, along with cash on hand, to fund the conditional redemption (the “Redemption”) of its existing 6.50% Senior Secured Notes due 2022 (the “Existing Notes”) and to pay related fees, premiums and expenses.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and existing senior notes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

The Company also announced that it issued today a conditional notice of redemption to redeem the full $1.25 billion aggregate principal amount of outstanding Existing Notes. The Redemption is conditioned upon the completion by the Company or its subsidiaries of one or more debt financings in an aggregate principal amount of at least $1.25 billion (the “Condition”).

A copy of the conditional notice of redemption with respect to the Existing Notes was issued to the record holders of the Existing Notes. Payment of the redemption price and surrender of the Existing Notes for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company on June 10, 2020, unless the Condition is not satisfied, in which case the redemption date will be delayed until the Condition is satisfied. The name and address of the paying agent are as follows: The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon; 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057; Attn: Redemption Unit; Tel: (800) 254- 2826.

The foregoing transactions are subject to market and other conditions and are anticipated to close in the second quarter of 2020. However, there can be no assurance that the Company will be able to successfully complete the transactions, on the terms described above, or at all.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of the Notes and the details thereof, including the proposed use of proceeds therefrom and other expected effects of the offering of the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease), other risks related to our business, including risks related to our pending legal and governmental proceedings, legislative and policy efforts, actions by the U.S. Food and Drug Administration and other regulators, our substantial debt, uncertainties associated with acquisitions and product launches, and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: a potential resurgence of the virus in the second half of 2020 would not see severe social restrictions put in place by local authorities (e.g., shelter at home, closure of non-essential businesses, deferral of elective medical procedures, etc.); global economies will recover as COVID-19 runs its course and social restrictions are eased; largest impact to the Company’s businesses seen in the second quarter of 2020 due to stay-at-home orders, office closures, retail closures and deferral of surgical procedures; recovery expected to begin towards the latter part of the second quarter of 2020 and continue into the third and fourth quarters of 2020; expect the Company’s businesses to return pre-COVID-19 levels at different rates, starting as early as

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the third quarter of 2020 but spread into the fourth quarter of 2020 and beyond (e.g. expectation that the backlog of eye surgeries will not be resolved in 2020); some of the Company’s business units (Global Surgical, Ortho Dermatologics and Dentistry) are expected to lag in the recovery, some possibly beyond 2021; and assumes no major interruptions in the Company’s supply chain and distribution channels. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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